                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                   BIG B, INC.
                (Name of Registrant as Specified In Its Charter)

                                   BIG B, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                             BIG B, INC.
                         2600 Morgan Road, S.E.
                       Birmingham, Alabama 35023

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             May 28, 1996

TO THE SHAREHOLDERS:

     The annual meeting of Shareholders of Big B, Inc. (the "Company") will be held at the offices of the Company, 2600 Morgan Road, S.E., at Interstate 459, Birmingham, Alabama 35023, on the 28th day of May, 1996, at 10:00 o'clock A.M., Central Daylight Time, for the following purposes:

     (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected.

     (2) To consider and act upon a proposal to ratify the engagement of the accounting firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the return envelope which is enclosed for your convenience.

     The annual report of your Company for the fiscal year ended
February 3, 1996, is enclosed. We hope you will find it informative.

     Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on April 1, 1996, has been fixed as the date for determination of Shareholders entitled to notice of this meeting and to vote at the meeting.

                              James A. Bruno,
                              Secretary

                              BY ORDER OF THE BOARD OF DIRECTORS

Dated April 27, 1996.

April 27, 1996

                           BIG B, INC.
                      2600 Morgan Road, S.E.
                    Birmingham, Alabama  35023

                  ANNUAL MEETING OF SHAREHOLDERS
                           May 28, 1996

                          PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of Shareholders of Big B, Inc. ("Big B" or the "Company") to be held on May 28, 1996. Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies which is expected to be nominal. The Company intends to cause this proxy statement to be mailed to stockholders on or about April 27, 1996. The proxy must be returned by May 27, 1996.

PROXY IS REVOCABLE

     If, after you send in your proxy, you change your mind and desire to revoke your proxy, you may do so by giving notification of such intent to the Secretary of the Company in writing at any time prior to the commencement of this annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposals herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.

DATE OF RECORD

     The close of business on April 1, 1996, has been set as the record date for the purpose of determining Shareholders entitled to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

OUTSTANDING SECURITIES

     On April 1, 1996, there were issued and outstanding
18,572,647 shares of Common Stock of the Company, which constitute all of the voting securities of the Company.



BUSINESS TO BE CONSIDERED AT ANNUAL MEETING OF SHAREHOLDERS

     It is expected that the following business will be considered and action taken thereon at the annual meeting:

     (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected.

     (2) To ratify the engagement of the accounting firm of Arthur Andersen LLP as independent public accountants for the current fiscal year.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company knows of no person (excluding officers and Directors of the Company) who may be deemed to own beneficially more than five percent of the outstanding Common Stock of the Company.

     The security ownership of all Directors and nominees and of certain officers is set forth hereinafter.

BOARD OF DIRECTORS

     The present Board of Directors consists of 7 members, all of whom were elected to the Board of Directors at the Company's 1995 annual meeting of Shareholders. A Board of Directors consisting of no less than 3 nor more than 12 persons is authorized by the Big B, Inc. Certificate of Incorporation, as amended. As provided in the Company's Bylaws, the Board of Directors has fixed at 7 the present number of members to serve on the Board. All of the present members of the Board of Directors are nominees for election to the Board of Directors at this meeting. Each nominee has expressed willingness to serve as a Director during the coming year. Each Director is to serve for a term of one year or until his successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The seven nominees receiving the highest number of votes at the annual meeting will be elected as Directors. (Abstentions and broker non-votes will not affect the tally of votes cast in the election. A "non-vote" occurs when a broker, or other fiduciary, holding shares for a beneficial owner votes on one proposal but lacks authority from the owner to vote on another proposal.) It is the intention of the proxy holders to vote FOR the election of all of the nominees listed below in the absence of contrary direction. Should any nominee become unavailable for election for any presently unforeseen reason, the Board of Directors of the Company will determine how the proxies will be voted.





     During the last fiscal year, the Board of Directors met on four occasions. No incumbent Director attended fewer than 75% of the aggregate number of Board and committee meetings on which such Board member served. Directors fees of $1,000 each for the Board meetings attended were paid to each non-employee Director of the Company. The Company allows non-employee Directors to elect to be paid Director fees in Common Stock of the Company, and all of the non-employee Directors have elected to be paid in Common Stock.

     The Company has an Audit Committee consisting of Susan W. Matlock, Richard Cohn and Charles A. McCallum, D.M.D., M.D., which met on one occasion during the past year. The purpose of the Audit Committee is to advise the Board of Directors with respect to the scope of the annual audit and with respect to any recommendations made by the auditors of the Company concerning the internal accounting controls of the Company. The Company has a Compensation Committee consisting of Richard Cohn, Charles A. McCallum, D.M.D., M.D., and Susan W. Matlock, which met on one occasion during the past year. The purpose of the Compensation Committee is to review and approve salaries and benefits for the executive officers of the Company. The Company does not have a Nominating Committee.

     The principal occupation or employment of each nominee for Director for the past five years, the year in which he or she became a Director, and the number of shares of Common Stock of the Company beneficially owned on April 1, 1996, are reflected in the following table. Unless otherwise stated, the nominee exercises sole voting and investment power over all shares of Common Stock beneficially owned.

























NOMINEES
                                                      Approximate  Percent
                                                      Beneficial   of Total
           Principal                         Served   Ownership    Outstanding
           Occupation                        as       of Common    Common
Name of    for the Past                      Director Stock of     Stock of
Nominee    Five Years                   Age  Since    Company      Company
- ---------  ---------------------------  ---  -------- -----------  ------------
Anthony    Chairman of                   69   1979     816,129(1)      4.4%
J. Bruno   the Board of the Company and
           Chief Executive Officer since
           1993; President of the
           Company from 1979 to 1993

Arthur M.  President and                 48   1981      85,680(2)        *
Jones, Sr. Chief Operating Officer of
           the Company since 1993;
           Executive Vice President and
           Secretary/Treasurer from
           1981 to 1993

Vincent    Senior Vice-                  53   1981   1,117,530(3)      6.0%**
J. Bruno   President of Purchasing and
           Advertising of the Company

James A.   Executive Vice-               35   1993     100,403(4)        *
Bruno      President since 1995; Vice-
           President of Marketing from
           1987 to 1995; Secretary of
           the Company since 1993

Richard    Attorney:                     53   1981       7,618(5)        *
Cohn       Sirote & Permutt, P.C.,
           Counsel for the Company

Charles    Professor of                  69   1993       1,618           *
A.         Medicine and Dentistry,
McCallum,  University of
D.M.D.,    Alabama at Birmingham (UAB);
M.D.       President of UAB
           from 1987 to 1993

Susan W.   Executive                     49   1995       1,544(6)        *
Matlock    Director of Birmingham
           Business Assistance Network

* Owns less than 1% of the total outstanding Common Stock of the Company.

** Owns 5% or more of the total outstanding Common Stock of the Company. The address for this beneficial owner of 5% or more of the Company's Common Stock is c/o Big B, Inc., 2600 Morgan
   Road, S.E., Birmingham, Alabama 35023.


(1) Includes 736,504 shares owned directly by Anthony J. Bruno; and 77,200 shares owned by his wife, 925 shares held in the name of his wife as custodian for their children, nephew, and grandchild, and 1,500 shares held in the name of his wife as co-trustee of a trust for the benefit of their children, as to which he may be deemed to share voting and investment power.

(2) Includes 73,108 shares owned directly by Arthur M. Jones, Sr. (of which 17,000 shares are represented by options exercisable within sixty days by him under the Company's Employee Stock Option Plan); 12,172 shares held jointly with his wife, and 400 shares held in the name of his wife as custodian for their children, as to which he may be deemed to share voting and investment power.

(3) Includes 408,254 shares owned directly by Vincent J. Bruno (of which 13,500 shares are represented by options exercisable within sixty days by him under the Company's Employee Stock Option Plan); 114,100 shares held by him as custodian for his children; 391,633 shares held by him as co-trustee of trusts for the benefit of his children, 1,600 shares held jointly with his wife, 174,964 shares owned by his wife, 18,735 shares held in the name of his wife as trustee of a trust for the benefit of their children; and 8,244 shares owned by the Lee Bruno Foundation, a private charitable foundation, of which he is a Director, with respect to which shares he disclaims any beneficial interest but as to which he shares voting and investment power.

(4) Includes 99,534 shares owned directly by James A. Bruno (of which 9,000 shares are represented by options exercisable within sixty days by him under the Company's Employee Stock Option
Plan); and 869 shares held in the name of his spouse as custodian for the benefit of his minor child.

(5) Includes 1,618 shares owned directly by Richard Cohn; and 6,000 shares held in the name of a partnership, as to which he may be deemed to share voting and investment power. He also serves as co-trustee of certain trusts with Vincent J. Bruno of which neither he nor any member of his family is a beneficiary, which own, in the aggregate 51,552 shares, as to which Mr. Cohn may be deemed to share voting and investment power and as to which he disclaims any beneficial ownership and which are not included in the above total.

(6) Includes 872 shares owned directly by Susan W. Matlock, and
672 shares held jointly with her husband.

     Vincent J. Bruno is the nephew of Anthony J. Bruno.  James
A. Bruno is the son of Anthony J. Bruno. These three individuals beneficially own, in the aggregate, 2,034,062 shares (of which 22,500 shares are represented by options exercisable within sixty days by Vincent J. Bruno and James A. Bruno under the Company's Employee Stock Option Plan), constituting approximately 10.95% of the total outstanding Common Stock of the Company.


     All of the officers and Directors of the Company, as a group (12 persons), beneficially owned, as of February 29, 1996, 2,255,900 shares (of which 55,250 shares are represented by options which are exercisable within sixty days by members of the group under the Company's Employee Stock Option Plan), constituting approximately 12.2% of the total outstanding Common Stock of the Company.

     As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Company notes that during 1995 no directors filed untimely reports on transactions in the Company's Common Stock.

OFFICERS

     The offices held by Anthony J. Bruno, Arthur M. Jones, Sr., Vincent J. Bruno and James A. Bruno are designated in the Nominees chart appearing on page __ of this Proxy Statement. Bobby W. Little, age 53, has been employed by Big B since 1972 and was elected Vice President of Store Operations in 1982 and Senior Vice President of Store Operations in 1995. S. Steven Taylor, age 44, has been employed by Big B since 1982 and was elected Vice President of Real Estate and Store Development in 1987. Eugene A. Beckmann, age 47, has been employed by Big B since 1984 and was elected Vice President of Human Resources in 1987. Michael J. Tortorice, age 49, has been employed by Big B since 1973 and was elected Vice President of Finance in 1988, Treasurer in 1994, and Chief Financial Officer in 1995. Paul B. Bruno, age 37, has been employed by Big B since 1976 and was elected Vice President of Merchandising in 1995.

     The following table presents information concerning the beneficial ownership of the Company's Common Stock by certain of its executive officers on April 1, 1996.

                                        Stock Beneficially Owned
Name and Address     Title of Class    # of Shares(1)  % of Class
- -------------------  ----------------  -------------   ------------
Anthony J. Bruno       Common             816,129         4.4%
Birmingham, AL

Arthur M. Jones, Sr.   Common              85,680          .5%
Birmingham, AL

Vincent J. Bruno       Common            1,117,530        6.0%
Birmingham, AL

James A. Bruno         Common              100,403         .5%
Birmingham, AL

Bobby W. Little        Common               37,537         .2%
Birmingham, AL


(1) The amounts shown represent the total shares beneficially owned by such individuals together with shares which are issuable upon the exercise of all stock options which are currently exercisable. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such options: Arthur M. Jones, Sr., 17,000; Vincent
J. Bruno, 13,500; and James A. Bruno, 9,000, and all officers and directors as a group, 55,250.

COMPENSATION TO EXECUTIVE OFFICERS

     The following table is a summary of certain information concerning the compensation earned by the Company's chief executive officer and each of the other five most highly compensated executive officers during the last three fiscal years.

                            COMPENSATION

                                                          Long-Term    All Other
                                                          Compen-      Compen-
                                Annual Compensation       sation       sation(2)
                              ------------------------    -----------  ---------

                                                 Other    No.of
                                                 Annual   Securities
                                                 Compen-  Underlying
Name/                                            sation   Options
Position                 Year  Salary     Bonus   (1)
- --------                 ---- --------  -------- -------  -----------  ---------

Anthony J. Bruno         1996 $266,000  $ --        __         --       $523,000
Chairman of the Board    1995  256,000    98,000    --         --         45,000
CEO                      1994  244,000   125,000    --         --         48,000

Arthur M. Jones, Sr.     1996  216,000     __     $41,000   22,000        60,000
President and            1995  205,000    79,000   32,000     --          29,000
Chief Operating Officer  1994  185,000   100,000   11,000   18,000        24,000

James A. Bruno           1996  140,000      --     30,000   10,000        19,000
Executive Vice President;1995  107,000    47,000    --        --           9,000
Secretary                1994   82,000    43,000    --       7,000         8,000

Vincent J. Bruno         1996  127,000       --    38,000    7,000        68,000
Senior Vice President    1995  120,000    46,000     --        --         27,000
of Purchasing and        1994  114,000    59,000   40,000    8,000        30,000
Advertising

Bobby W. Little          1996  118,000       --     16,000   7,000        54,000
Senior Vice President    1995  109,000    42,000    12,000     --         25,000
of Store Operations      1994  101,000    53,000      --     7,000        21,000


(1) Reflects amounts reimbursed by the Company for the payment of taxes resulting from the exercise of stock options issued under the Company's Employee Stock Option Plan. No amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is the lesser of 4either $50,000 or 10% of annual salary and bonus.

(2) The amounts listed in this column represent (i) the Company's contributions under its Profit Sharing Plan for the benefit of the following executives for 1996, 1995, and 1994: Anthony J. Bruno $6,000, $6,000 and $6,000; Arthur M. Jones, Sr. $6,000,
$6,000 and $6,000; James A. Bruno $6,000, $5,000 and $4,000;
Vincent J. Bruno $4,000, $6,000 and $6,000; and Bobby W. Little $6,000, $4,000 and $4,000; (ii) amounts accrued by the Company in 1996, 1995, and 1994 under Employment and Deferred Compensation Agreements to provide future retirement benefits for its executives as follows: Anthony J. Bruno $390,000, $20,000 and $25,000; Arthur M. Jones, Sr. $47,000, $20,000 and $15,000; James
A. Bruno $10,000, $2,000 and $2,000; Vincent J. Bruno $56,000,
$18,000 and $21,000; and Bobby W. Little $40,000, $18,000 and
$14,000; and (iii) annual premiums paid by the Company on life insurance provided by the Company in 1996, 1995 and 1994 for the benefit of its executives as follows: Anthony J. Bruno $127,000, $19,000 and $17,000; Arthur M. Jones, Sr. $7,000, $3,000 and
$3,000; James A. Bruno $3,000, $2,000 and $2,000; Vincent J.
Bruno $8,000, $3,000 and $3,000; and Bobby W. Little $8,000,
$3,000 and $3,000.

COMPENSATION REPORT

     The Company's Compensation Committee has established for executives specific compensation policies which seek to enhance the profitability of the Company with an appropriate balance between long-term and short-term profitability goals and to assure the ability of the Company to attract and retain executive employees with compensation packages competitive in the marketplace.

     The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis, in the following order of priority, on the ultimate realization of profits for the Company, continued growth in revenues, and control over operating expenses through the achievement of operating efficiencies.

     The key elements of the Company's compensation program include base compensation, an incentive bonus, a Stock Option
Plan and retirement benefits typically offered to executives of similar businesses.





     The Company has also sought to align the interests of the executives with the long-term interests of the shareholders through its Stock Option Plan and an attractive deferred compensation plan for the executives.

     The fiscal 1996 compensation of Anthony J. Bruno, the Company's Chief Executive Officer, was based on a review of salaries paid by other retail drug companies of a similar size to that of the Company, taking into account the successful performance of the Company during the preceding year and the leadership provided by him in his role as CEO. The base salaries of all of the executives are set on a general and subjective basis after a review of certain factors, including salaries paid by other retail drug companies of a similar size to that of the Company for executives of similar experience and skills, the overall performance by each executive during the preceding year, the Company's financial performance during the preceding year, and any changes in the scope of the executive's responsibilities from the preceding year. In addition to base salary, each executive, including the CEO, may earn a cash bonus of up to 50% of base pay if certain earnings objectives, established at the beginning of each fiscal year, are achieved with the maximum potential bonus being reduced in proportion to any shortfall in these set earnings objectives.

COMPENSATION COMMITTEE

Richard Cohn
Charles A. McCallum, D.M.D., M.D.
Susan W. Matlock

SHAREHOLDER RETURN PERFORMANCE

     The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the cumulative total return of a published group index for the Chain Drug Store Industry (Peer Group), provided by the National Association of Chain Drug Stores, for the period of five fiscal years. The graph depicts $100 invested at the close of trading in the last trading day preceding the first day of the fifth preceding fiscal year in Big B, Inc. Common Stock, the S&P 500, and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                       [INSERT GRAPH]

               1991     1992     1993     1994     1995     1996
              ------   ------   ------   ------   ------   ------
Big B, Inc.   100.00   158.23   273.07   327.74   394.87   283.64
S&P 500       100.00   122.70   135.67   153.15   153.97   213.00
Peer Group    100.00   126.00   132.00   134.00   167.00   233.00


STOCK OPTION GRANTS

          PRIVATE OPTION GRANTS IN LAST FISCAL YEAR

Name        Options  % of     Exercise  Expiration  Potential
             Granted  Total    or Base   Date        Value at
             (#)(1)   Options  Price                 Assumed
                      Granted  ($/Share)             Rates of
                      to                             Stock Price
                      Employees                      Appreci-
                      in Fiscal                      ation for
                      Year                           Option
                                                     Terms(2)
                                                  5%($)    10%($)
- --------   --------  --------- -------- --------- ------- ---------
Anthony
J. Bruno         0       0      0        ---        ---     ---

Arthur M.
Jones, Sr.    22,000    22%  10.00     1/31/98   156,000  212,000

Vincent J.
Bruno          7,000     7%  10.00     1/31/98    50,000   67,000

James A.
Bruno         10,000    10%  10.00     1/31/98    71,000   96,000

Bobby W.
Little         7,000     7%  10.00     1/31/98    50,000   67,000

Total         46,000    46%                      327,000  442,000

(1) All options outstanding were issued under the Company's Employee Stock Option Plan. Options are exercisable 50% on January 31, 1996, and 50% on January 31, 1997, at a price of $10.00 per share, with the options expiring January 31, 1998.

(2) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

AGGREGATE OPTION EXERCISES AND OPTION VALUES

     The following table shows information concerning the exercise of stock options during the fiscal year 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.


   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FY-END OPTION VALUES

Name    Shares   Value     Number     Number     Value    Value
        acquired realized  of         of         of       of
        on       ($)       securities securities unex-    unex-
        exercise           underlying underlying ercised  ercised
        (#)                unexer-    unexer-    in-the-  in-the-
                           cised      cised      money    money
                           options    options    options  options
                           at FY-end  at FY-end  at FY-   at FY-
                           (#)        (#)        ($)      end
                           exercis-   unexercis- exercis- unexer-
                           able       able       able     cisable
- -------- ------ --------   ---------- ---------- -------- ---------
Anthony
J. Bruno      0        0       0          0         0         0

Arthur
M. Jones,
Sr.      16,000  135,000  17,000     11,000    17,000         0

Vincent
J. Bruno  8,000   75,000  13,500      3,500    29,000         0

James
A. Bruno  7,000   60,000   9,000      5,000    12,000         0

Bobby
W. Little  3,500  32,000   3,500      3,500         0         0

  Total   34,500 302,000  43,000     23,000    58,000         0

RETIREMENT PLANS

Profit Sharing 401(k) Retirement Plan

     The Company maintains a profit sharing cash and deferred retirement plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. All employees who are not eligible to participate in a union-sponsored or co-sponsored qualified retirement plan will participate after one year of service and attainment of age 21.

     The Company may make discretionary contributions in an amount determined annually by the Board of Directors. Company contributions are allocated to each participant on the basis of compensation. Participants may make contributions to the Plan on a payroll deduction basis and the Company may make matching contributions on behalf of each participant. A separate salary

reduction account and matching employer contribution account are maintained for each participant. All contributions are paid to NationsBank, as Trustee, to hold, invest and reinvest the funds. All accounts are vested at retirement, death or disability. Upon any other termination of employment, matching and discretionary contributions are vested after the fifth year of service.
Subject to certain restrictions and tax penalties, participants may make early withdrawals from their salary reduction accounts.

Severance Agreements

     The executive officers of the Company are parties to Employment Continuity Agreements with the Company. Under the terms of the Employment Continuity Agreements, a participating executive will generally become entitled to receive benefits if the executive's employment is terminated by the Company for "Good Reason" or by the Company without "Cause" within two years following a "Change of Control." For purposes of the Agreements, a "Change of Control" is deemed to include (i) any acquisition of stock if the acquiring person would thereafter be the beneficial owner of 25% or more of the Company's voting stock, (ii) a merger or consolidation of the Company in which the Company is not the surviving corporation, (iii) a sale or exchange of all or substantially all of the property and assets of the Company, or
(iv) any change over a two-year period or less in a majority of the Board of Directors that is not approved by 2/3 of the Directors either in office at the commencement of such two-year period or who were elected with the approval of a majority of Directors in office at the commencement of such two-year period. The term "Cause" is defined to mean the commission of certain crimes or a willful breach of duty if such neglect is not cured within 30 days of notice. An executive's termination of employment is deemed for "Good Reason" if any of the following occurred within two years of such termination; (i) a substantial change in the nature, or diminution in the status, of the individual's duties or position, (ii) a reduction in the annual base salary provided to the individual, (iii) removal from the then current executive position, (iv) a failure to provide substantially the same support staff, (v) a material reduction in other benefits, (vi) relocation of the executive's principal place of business outside Birmingham, Alabama, or (vii) a failure to assume the Employment Continuity Agreement. The Company considers it unlikely that the employment of all of the executives anticipated to be covered under these Agreements would be terminated following a Change of Control.

     The benefits payable under these Employment Continuity Agreements consist of a lump sum cash payment equal to three times, for Anthony J. Bruno, Arthur M. Jones, Sr. and James A. Bruno, two times for Vincent J. Bruno, Bobby W. Little and Michael Tortorice, and one times for Eugene Beckmann, Steven Taylor and Paul Bruno, the sum of the executive's average annual compensation at the time of termination and his average incentive compensation bonus for the three years preceding termination.



Other benefits provided include the continuation of certain health, disability, and life insurance benefits for ten years.

Employment and Deferred Compensation Agreement

     Employment and Deferred Compensation Agreements between the Company and the executive officers of the Company provide that certain retirement benefits are to be paid to those officers upon their retirement after age 65 or after 25 years of employment with the Company. These benefits become vested in the employee ratably over a 25 year period until age 65 is reached at which time full vesting is achieved. Cash retirement benefits in a monthly amount equal to 4.2% of his average annual compensation for the three fiscal years ended immediately prior to his retirement date are to be paid to the employee for a period of 120 months following the date of his retirement. In addition, he is entitled to participate in the Company's health insurance plan for the remainder of his life. In the event of his death after retirement and during such 120-month period, the Company will be obligated to continue the payments to his spouse or heirs for the remainder of the 120-month term. In the event an officer becomes permanently disabled or dies prior to attaining age 65, the Company will be obligated to make the monthly cash payments to him, or to his wife or heirs in the event of his death, for such 120-month period. The Company accrues the present value of such retirement benefits from the date of such agreement to the normal retirement date. The occurrence of any event which entitles an executive officer to receive payment under his Employment Continuity Agreement is treated as a "retirement" under his Employment and Deferred Compensation Agreement, entitling him to receive payments thereunder and a right to elect to receive a present value lump sum payment.

INTEREST OF OFFICERS, DIRECTORS AND OTHERS IN CERTAIN
TRANSACTIONS

     Big B leases a drug store in Hoover, Alabama, from Nancy Bruno, the mother of Vincent Bruno, Senior Vice President of Purchasing and Advertising and a Director of the Company. The annual minimum rental is $55,000, plus 2% of store sales (excluding sales of beer, wine or tobacco products) in excess of $2,750,000. For the last fiscal year, Nancy Bruno received no payments under provisions relating to sales in excess of the specified minimum. The term of this lease is through 2005.

     The Company leases from Theresa L. Bruno, the sister-in-law of Anthony J. Bruno, Chairman and CEO of the Company, five Big B Drug Stores, located in Birmingham, Gadsden, Clanton and Talladega, Alabama, and in Pensacola, Florida, under long-term leases with remaining terms ranging from 5 to 10 years and with three to four five-year renewal options. Each of the leases provides for an annual minimum guaranteed rent, plus an additional rent equal to 2% of annual sales in excess of a specified amount for each of the five drug stores. Future minimum lease payments under these net operating leases with

noncancelable terms in excess of one year aggregate $1,816,000.
Minimum lease payments were $266,000 in fiscal 1996, $257,000 in fiscal 1995, and $244,000 in fiscal 1994. No excess rentals were paid in fiscal 1996, 1995, or 1994.

     The Company utilizes the services of Perry Harper & Perry, Inc., an advertising agency, located in Birmingham, Alabama, of which Theresa Bruno, the wife of James A. Bruno, Executive Vice President, Secretary and a Director of the Company, is a shareholder and employee. In fiscal 1996, the Company paid to Perry Harper & Perry approximately $234,800 of commissions for its services.

     In the opinion of Management and a majority of the disinterested members of the Board of Directors, the terms of each of these leases and the Company's arrangement with its advertising agency are no less favorable than terms that could have been obtained from unaffiliated parties.


SHAREHOLDERS LIST

     A complete list of the Shareholders entitled to vote at the annual meeting of Shareholders to be held on May 28, 1996, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Shareholder, and at all times during the annual meeting at the place of the meeting.


SELECTION OF AUDITORS

     Arthur Andersen LLP, independent certified public accountants, have performed an examination of the financial statements of the Company for the fiscal year ended February 3, 1996. Services provided by Arthur Andersen LLP included work related to the examination of the annual financial statements of the Company, its Profit Sharing 401(k) Retirement Plan; reviews of unaudited quarterly financial information; filings with the Securities and Exchange Commission, and preparation of state and federal income tax returns.

     Arthur Andersen LLP, Suite 1800, 420 North 20th Street, Birmingham, Alabama, is recommended for selection as independent certified public accountant of the Company for the current fiscal year. A representative of Arthur Andersen LLP is expected to attend this meeting. He will be afforded the opportunity to make a statement if he desires, and will be available to respond to appropriate questions.






OTHER BUSINESS

     As of the date of this Proxy Statement, Management knows of no other business which will be presented for consideration at the meeting.

     BIG B, INC. WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED FEBRUARY 3, 1996, TO ANY BENEFICIAL OWNER OF BIG B, INC. COMMON STOCK AS OF APRIL 1, 1996, WHO REQUESTS IN WRITING A COPY OF SUCH FROM ITS CORPORATE SECRETARY, JAMES A. BRUNO, C/O BIG B, INC., POST OFFICE BOX 10166, BIRMINGHAM, ALABAMA 35202.


SHAREHOLDER PROPOSALS

     SHAREHOLDER PROPOSALS TO BE PRESENTED FOR CONSIDERATION AT
THE NEXT ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY MUST BE
RECEIVED BY THE COMPANY NO LATER THAN DECEMBER 15, 1996.


INCORPORATION BY REFERENCE

     The Consolidated Financial Statements of the Company and Management's Discussion and Analysis of Financial Conditions and Results of Operations, set forth in the Company's Annual Report to Shareholders accompanying this Proxy Statement, are hereby incorporated herein.

                         BIG B, INC.


                         By:_________________________
                              James A. Bruno,
                              Secretary



















BIG B, INC.
Birmingham, Alabama

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS ON THE 28TH DAY OF MAY, 1996.

   The undersigned hereby appoints Anthony J. Bruno and Arthur M. Jones, Sr., and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Big B, Inc. held of record by the undersigned on April 1, 1996, at the annual meeting of the Shareholders to be held on the 28th day of May, 1996, at the offices of the Company, 2600 Morgan Road, S.E., at Interstate 459, Bessemer, Alabama 35023, at 10:00 o'clock A.M., and at any adjournments thereof, upon the matters set forth below and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned; and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

(1)     ELECTION OF DIRECTORS

     FOR all nominees listed below               [  ]
     (except as marked to the contrary below)

     WITHHOLD AUTHORITY                          [  ]
     to vote for all nominees listed below

     INSTRUCTION -- TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
THE LIST BELOW.

     Anthony J. Bruno, Arthur M. Jones, Sr., Vincent J. Bruno,
James A. Bruno, Richard Cohn, Charles A. McCallum, D.M.D., M.D.,
Susan W. Matlock

(2)     To ratify the engagement of the accounting firm of Arthur
Andersen LLP as independent public accountants for the current fiscal year.

     FOR: [  ]           AGAINST: [  ]           ABSTAIN: [  ]

(3) In their discretion, upon such other matters as may properly come before the meeting.

     AUTHORIZED: [  ]      NOT AUTHORIZED: [  ]

     The shares represented by this proxy will be voted in accordance with the specifications made by the undersigned herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN
FAVOR OF EACH OF THE PROPOSALS HEREIN SPECIFIED AND AS DIRECTED
BY THE ATTORNEYS-IN-FACT AS TO ANY OTHER MATTERS WHICH MAY COME
BEFORE THE MEETING.

     Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

     To help our preparations for the meeting, please check here if you plan to attend. [ ]

                              [SPACE FOR LABEL]

                    SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE:

                    _____________________________________________
                    Date: _______________________________________

                    _____________________________________________
                    Date: _______________________________________

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     If your address has changed, please note new address: